Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of James E. May, Chief Administrative Officer and General Counsel of Tigrent Inc. (the “Company”), and Ron A. Metzger, a paralegal with the law firm of Cooley LLP, signing individually, as the undersigned’s true and lawful attorneys-in-fact and agent to:

(1)                                 prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) any documents necessary or appropriate to obtain EDGAR codes and passwords enabling the undersigned to make electronic filings of reports with the SEC;

(2)                                 prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the SEC all forms required under Section 16(a) of the Securities Exchange Act of 1934, as amended, including any Form 3, Form 4, Form 5 or amendment thereto, relating to transactions involving the stock or derivative securities of the Company; and

(3)                                 take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of October, 2010.

/s/ Charles F. Kuehne
CHARLES F. KUEHNE